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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)        September 19, 1999
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                            IXC Communications, Inc.
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             (Exact name of registrant as specified in its charter)


    California                       0-20803                     74-2644120
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 (State or other                  (Commission                 (I.R.S. Employer
  jurisdiction                    File Number)               Identification No.)
of incorporation)


            1122 Capital of Texas Highway South, Austin, Texas 78746
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               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code       (512) 328-1112
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                                 Not Applicable
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         (Former name or former address, if changed since last report.)


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ITEM 5. OTHER EVENTS.

        The Company's board of directors approved a request under Delaware law by Oak Hill Capital Partners, L.P., ("Oak Hill") to allow Oak Hill and its affiliates to purchase up to five percent of IXC's common stock in the open market. As a condition of the approval, Oak Hill agreed that its purchases would be timed to be effective after the September 22, 1999 record date for stockholder approval of the proposed merger with Cincinnati Bell Inc. ("Cincinnati Bell"), so that Oak Hill could not vote the shares purchased. In addition, Oak Hill agreed not to solicit proxies from the record holders of the shares purchased. In connection with the merger, as previously announced, Oak Hill has invested $400 million in Cincinnati Bell.



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         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               IXC Communications, Inc.



Dated: September 20, 1999                      By: /s/ JEFFREY C. SMITH
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                                                   Jeffrey C. Smith
                                                   Senior Vice President, Chief
                                                   Administrative Officer,
                                                   General Counsel and Secretary


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